As filed with the Securities and Exchange Commission on December 29, 2006

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACT TELECONFERENCING, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1132665
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1526 Cole Boulevard, Suite 300 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

ACT TELECONFERENCING, INC.

2004 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the Plan)

Gene Warren 1526 Cole Boulevard Suite 300 Golden, Colorado 80401 (303) 233-3500	Copy to: Scott A. Berdan, Esq. Hogan & Hartson LLP One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, Colorado 80202 (303) 899-7300

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, no par value	6,000,000	$0.0875	$525,000	$56.18

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock that, by reason of certain events specified in the Plan (e.g., anti-dilution adjustments), may become subject to such Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the bid and ask prices reported for the Registrant’s common stock as reported on the OTC Bulletin Board on December 26, 2006.

EXPLANATORY NOTE

On August 31, 2004, ACT Teleconferencing, Inc., a Colorado corporation (the “Registrant”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act a registration statement on Form S-8, Registration Statement No. 333-118703, covering the registration of 1,500,000 shares of its common stock authorized for issuance under the Registrant’s 2004 Equity Incentive Plan as then in effect (the “2004 Plan”). On September 8, 2006, the Registrant’s Board of Directors approved an amendment to the 2004 Plan (as so amended, the “Plan”). The amendment, approved by an affirmative vote of the shareholders of the Registrant on December 14, 2006, among other things, increased the number of shares of common stock available for issuance thereunder by 6,000,000 shares from 1,500,000 shares to 7,500,000 shares. This registration statement registers the additional 6,000,000 shares of the same common stock authorized for issuance under the Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be sent or given to participants in the Plan, as amended, (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act. According to the Note to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-118703 are incorporated herein by reference.

Additionally, the following documents and all other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

(a) The Registrant’s latest annual report filed on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on April 17, 2006, and as amended on Form 10-K/A filed with the Commission on May 1, 2006;

(b) The Registrant’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, filed with the Commission on May 15, 2006, August 14, 2006, and November 14, 2006, respectively;

(c) All other reports or portions thereof filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

(d) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on November 3, 2006; and

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(e) The description of the Registrant’s common stock as set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 7, 1999.

In addition, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Hogan & Hartson LLP with respect to the legality of the common stock registered hereby.

23.1	Consent of Hogan & Hartson LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.

24.1	Power of Attorney (included on the signature page to this registration statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

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(3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on this 18th day of December, 2006.

ACT TELECONFERENCING, INC.

By:	/s/ Gene Warren
Name:	Gene Warren
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene Warren and Liza Kaiser, jointly and severally, each in his or her own capacity, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Gene Warren GENE WARREN	PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER)	DECEMBER 29, 2006

/s/ Rick Fresia RICK FRESIA	CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING AND PRINCIPAL FINANCIAL OFFICER)	DECEMBER 29, 2006

/s/ Malcolm M. Aslin MALCOLM M. ASLIN	DIRECTOR	DECEMBER 29, 2006

/s/ Clarke H. Bailey CLARKE H. BAILEY	CHAIRMAN OF THE BOARD OF DIRECTORS	DECEMBER 29, 2006

/s/ Naomi Perry NAOMI PERRY	DIRECTOR	DECEMBER 29, 2006

/s/ Carlos P. Salas CARLOS P. SALAS	DIRECTOR	DECEMBER 29, 2006

/s/ Peter E. Salas PETER E. SALAS	DIRECTOR	DECEMBER 29, 2006

MICHAEL W. SHEPHERD	DIRECTOR	DECEMBER 29, 2006

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Hogan & Hartson LLP with respect to the legality of the common stock registered hereby.

23.1	Consent of Hogan & Hartson LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.

24.1	Power of Attorney (included on the signature page to this registration statement).